UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sustinere Holdings, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	82-2786669
(State or Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Joshua Brinen, Esq.

Brinen & Associates, LLC

90 Broad Street, Second Floor

New York, NY 10004

(212) 330-8151

(Name, address and telephone number of agent for service)

Copies to:

Brinen & Associates, LLC

90 Broad Street, Second Floor

New York, NY 10004

(212) 330-8151

E-mail: jbrinen@brinenlaw.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock - New Issue	1,500,000	$0.10	$150,000	$18.68

Common Stock - Current Shareholders	-	$0.10	$-	$-

_______________

(1) This is an initial offering of securities by the registrant (the “Offering”), and no current trading market exists for our common stock or the shares of common stock sold as part of this Offering. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

ii

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Sustinere Holdings, Inc.

1,500,000 Shares of Common Stock

$0.10 per share

Sustinere Holdings, Inc. (“Sustinere,” the “Company” or the “Issuer”) is offering, on self-underwritten basis, 1,500,000 new issue shares of its common stock at a price of $0.10 per share (the “Shares”). The Shares are intended to be sold directly through the efforts of Mr. Neil Reithinger, our President, Treasurer and Director, and Mr. Christopher McCrory, our Secretary and Director. Messrs. Reithinger and McCrory are underwriters for the purposes of this Offering. The Shares offered through Messrs. Reithinger and McCrory are subject to the requirements of Rule 419 and will be deposited into the Escrow Account (as hereafter defined) prior to commencement of this Offering. Further, all proceeds from the sale of the Shares will be deposited into the Escrow Account pending completion of this Offering and any acquisition. The intended methods of communication by Messrs. Reithinger and McCrory include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the Shares in this Offering should be payable to FinTech Clearing as Agent for the Investors in Sustinere Holdings, Inc. (the “Trustee” or the “Escrow Agent”). All subscription funds will be held in escrow by the Trustee in a non-interest bearing account (the “Escrow Account”) pending the achievement of a minimum offering of 500,000 Shares of common stock (the “Minimum Offering”), and no funds shall be released to Sustinere until such a time as the Minimum Offering is attained, at which time such release shall be limited to 10% of the proceeds for expenses. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section titled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The Offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) any time after the Minimum Offering of 500,000 shares of common stock is achieved at the discretion of the Board of Directors, or (iii) 180 days from the effective date of this document, or a 180 day extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension. Prior to this offering, there has been no public market for Sustinere’s common stock. Sustinere is a company that currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering proceeds, and the securities to be issued to investors will be deposited in an account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the Escrow Account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION TITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Under- writing Discounts and Commissions	Proceeds to the Company

Per Share	1	$.10	$0.00	$.10

Minimum	500,000	$50,000	$0.00	$50,000

Maximum	1,500,000	$150,000	$0.00	$150,000

Existing Shareholders	-	$-	$0.00	$-

This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated July ____, 2018

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PART I – INFORMATION REQUIRED IN THE PROSPECTUS

SUMMARY INFORMATION

Rights and Protections Under Rule 419

The net proceeds of this Offering by the Company will be placed in the Escrow Account until the completion of a merger or acquisition as detailed herein, other than up to 10% of the proceeds that may be released to the Company in accordance with Rule 419 following completion of the Offering. Other than the 10% that may be released to the Company, such escrowed funds may not be used for salaries or reimbursable expenses. Prior to completion of the Offering contemplated by this prospectus, all Shares sold under this Offering will be placed in the Escrow Account pending completion, if any, of an acquisition complying with Rule 419. All offering proceeds and all securities issued in connection with the offering will be held in escrow and, except for the 10% of proceeds that may be released to the company, will remain in escrow until the completion of any acquisition or the return of all funds after a lapse of 18 months when no acquisition has been consummated.

Prospectus Summary

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus (“Prospectus”). Each prospective investor is urged to read this Prospectus, and the attached exhibits, in their entirety.

The Company and Business Overview

Sustinere Holdings, Inc. (“Sustinere,” the “Company,” “we,” “our” or “us”), was incorporated in the State of Nevada on June 22, 2017, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares of common stock and preferred stock to its original shareholders, the Company never commenced any operational activities.

The Company was formed by Neil Reithinger for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Reithinger serves as President, Treasurer and Director, and Christopher McCrory serves as Secretary and Director. The directors determined next to proceed with filing a Form S-1.

Mr. Reithinger, President and Director, elected to commence implementation of the Company's principal business purpose, described under “Plan of Operation” below. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time that the Company has successfully implemented its business plan described herein. Shares sold hereunder will be placed into escrow until such time that legal counsel has confirmed that a merger or acquisition has been successfully consummated. While in escrow, the Shares will be held for the benefit of the purchasing shareholder.

As of the date of this Prospectus, the Company has 16,750,000 shares of $0.001 par value common stock issued and outstanding. Of these shares, none will be sold by the Existing Shareholders.

The Company is an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act. The Company shall continue to be deemed an emerging growth company until the earlier of:

(a) the last day of the fiscal year of the Issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

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(b) the last day of the fiscal year of the Issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the Issuer pursuant to an effective registration statement under this title;

(c) the date on which such Issuer has, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such Issuer is deemed to be a ”large accelerated filer,” as defined in section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. The statement in the annual reports shall also assess the effectiveness of such internal controls and procedures. The Company believes its internal controls and procedures are not effective due to two identified material weaknesses as follows:

(a) lack of an audit committee; and

(b) limited financial resources and staff and, therefore, limited or no segregation of duties.

Section 404(b) requires that the Company’s registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Sections 14A and B of the Securities Exchange Act of 1934 (the “Exchange Act”), which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Exchange Act. The Company’s operations and corporate offices are located at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260, with a telephone number of (480) 659-6404. The Company’s fiscal year end is December 31.

The Offering

Sustinere is offering, on self-underwritten basis, 1,500,000 new issue shares of its common stock at a price of $0.10 per share (the “Shares”). The proceeds from the sale of the Shares in this offering should be payable to the Company’s Escrow Agent, FinTech Clearing as Agent for the Investors in Sustinere Holdings, Inc., and will be deposited in a non-interest bearing Escrow Account until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided on the subscription agreement. Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering, after which no funds shall be released to the Company, other than 10% which may only be released to the Company for expenses (see “Plan of Distribution”). The Company intends to withdraw the 10% and investors should expect to receive a return of no more than 90% of their deposited funds in the event that an acquisition is not consummated or such investors choose not to reconfirm, as provided by Rule 419. The Offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) any time after the Minimum Offering of 500,000 shares of common stock is achieved at the discretion of the Board of Directors, or (iii) 180 days from the effective date of this document, or a 180 day extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension. If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees, unless the Company extends the offering period an additional 180 days. In such case, if the Minimum Offering still is not achieved, the funds will be returned promptly at the end of the second 180-day period. The determination of the meeting of the Minimum Offering amount will be made solely based upon the records of the Escrow Agent. The Company will cause stock certificates to be issued within five (5) days of the receipt of any subscription and will within one (1) day of issuance cause such Shares to be delivered to the Escrow Account. Funds received for any subscription will also be placed into the Escrow Account.

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The Company is conducting a “Blank Check” offering subject to Rule 419. The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an escrow account. While held in the Escrow Account, the Deposited Securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds, the Deposited Funds may not be released until an acquisition meeting the requirements of Rule 419 has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. The Company intends to withdraw up to 10% for expenses, and investors, therefore, should expect to receive a return of no more than 90% of their Deposited Funds, in the event that an acquisition is not consummated or such investors choose not to reconfirm, as provided by Rule 419. Pursuant to these procedures, a new prospectus, filed in a post-effective amendment, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (without interest) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the net Deposited Funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their audited financial statements. The reconfirmation is for the protection of investors as they will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(a) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within five (5) business days after the effective date of the post-effective amendment;

(b) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(c) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the net Deposited Funds (without interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means;

(d) The acquisition(s) will be consummated only if investors having contributed 80% of the offering proceeds elect to reconfirm their investment; and

(e) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the net Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means.

The Offering Price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The Company has not secured a transfer agent, but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations or listings for its securities upon completion of the Offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please see the sections entitled “Risk Factors” and “Dilution” before making an investment in our common stock.

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Summary Financial Information

The following information should be read in conjunction with the financial statements appearing later in this prospectus.

Balance Sheet
March 31,
2018
ASSETS

Total assets	$25,696

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	1,800

Total current liabilities	$1,800

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 16,750,000 shares issued and outstanding	16,750
Additional paid-in capital	15,750
Accumulated deficit	(8,604)

Total stockholders' equity	$23,896

Total liabilities and stockholders' equity	$25,696

Statement of Operations
Quarter Ended March 31, 2018

Operating expenses:
Professional fees	$6,670
General and administrative expenses	79

Total operating expenses	6,749

Net loss	$(6,749)

Basic and diluted net loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	16,225,000

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RISK FACTORS

The following important factors, and the important factors described elsewhere in this report, could affect our Company and could cause our results to be materially different from estimates or expectations. Other risks and uncertainties may also affect our results or operations adversely. The following and these other risks could materially and adversely affect our business, operations, results or financial condition.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk. A prospective investor should consider the possibility of the loss of the investor's entire investment and evaluate all information about us and the risk factors discussed below in relation to his financial circumstances before investing in our Company.

The Company has limited financial resources. Our auditors have expressed in the report of independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern.

We are a “blank check” company and, therefore, have limited financial resources and no operations until such time that we are able to consummate an acquisition or merger. We had limited cash on hand of $25,696 and a stockholders’ equity of $29,896 as of March 31, 2018. No assurances can be given that we will consummate an acquisition or merger transaction or that such transaction will provide sufficient revenue, achieve a profit, or obtain necessary financing to continue as a going concern.

We will continue to be completely dependent on the services of our majority shareholder and President, Neil Reithinger, the loss of whose services may cause our plan of operation to be severely impacted or may cease, and we will need to engage and retain a qualified person or persons to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Reithinger. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our plan of operation will have a high probability in failing. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could continue the vision to develop our plan of operation as described herein. There is a high degree of risk that the business will be adversely affected or fail without the services of Mr. Reithinger or an appropriate replacement(s).

There are significant potential conflicts of interest.

Mr. Reithinger will be required to commit time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities. Mr. Reithinger is the Founder and President of Eventus Advisory Group, LLC (“Eventus”), a private, CFO-services firm incorporated in Arizona that specializes in capital advisory and SEC compliance for publicly-traded and emerging growth companies. He is also the President of Eventus Consulting, P.C., a registered CPA firm in Arizona. In the course of Mr. Reithinger’s other business activities, he may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which he is affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented. Because Mr. Reithinger is currently not receiving compensation from the Company for his services, he may at times devote a significant amount of his time and attention on his consulting business rather than on the Company’s business. The Company is relying on Mr. Reithinger’s professional judgement with respect to any such matters, although we cannot provide assurances that there won’t be potential conflicts of interest in the future.

As we are subject to the periodic reporting requirements of Section 12 of the Exchange Act, we will be required to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could cause additional financial strain for the Company.

We are required to file periodic reports with the SEC pursuant to Section 12 of the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, we have had to retain an independent registered public accounting firm, whether it is our current independent auditor or not, which will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions in which we engage and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our limited working capital.

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The costs of being a public company could result in us being unable to continue as a going concern.

Upon the effectiveness of this registration statement, we will be subject to periodic reporting requirements as a public company, and we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance may exceed our current amount of working capital. If we are unable to find a suitable acquisition candidate and generate sufficient cash flows, we may not be able to satisfy many of these costs in the normal course of business, which would result in our being unable to continue as a going concern.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our President.

We have only two directors, one of whom is also our President and the other who is our Secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee various functions of the company. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our President’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Rule 419 limitations may limit business combinations.

Rule 419 requires that the securities to be issued and the funds received in this Offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement by way of a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the Offering may be released to the Company upon completion of the Minimum Offering amount and, therefore, may not be returned to investors. These regulations may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

Offering proceeds may be insufficient to locate a merger target

The net offering proceeds from this Offering may be as low as $50,000 and no higher than $150,000 and, therefore, may be insufficient to locate a merger target. This may result in the failure of the Company's business plan. Although investors may request the return of their funds in connection with the reconfirmation offering, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled “Conflicts of Interest.”

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Our two directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (260,000,000 shares) but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the then-prevailing market. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute the common stock book value, and that dilution may be material.

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Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

As of the date of this filing, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. If we become able to have our shares of common stock quoted on the OTC Market System or other exchange, we will then try, through a broker-dealer and/or a legal representative, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts. This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker-dealers for stock transactions. While DTC-eligibility is not a requirement to trade on the OTC Market System, electronic trading is necessary to process trades on the OTC Market System if a company’s stock is going to trade with significant volume and efficiency. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Any market that develops in shares of our common stock may be subject to the penny stock regulations and restrictions pertaining to low-priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our common stock, if any, will most likely be in the over-the-counter market which is commonly referred to as the “OTC”. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. The term “penny stock” is defined in Exchange Act Rule 3a51-1 as, among other things, as having a price of less than $5.00 per share as set forth in Exchange Act Rule 3a51-(1)(d). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when it becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. The trading of our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will in all likelihood find it difficult to sell their securities.

8

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the common stock registered hereunder has not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky law restrictions upon the ability of investors to sell our common stock and of purchasers to purchase our common stock. These restrictions prohibit the secondary trading of our common stock.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our President to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our President beneficially owns an aggregate of approximately 44% of our outstanding common stock as March 31, 2018. Because of his beneficial stock ownership, our President may be in a position to continue to elect our board of directors, influence all matters requiring stockholder approval and determine our policies. The interests of our President may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors, and other business decisions. The minority shareholders would have no way of overriding decisions made by our President. This level of control may also have an adverse impact on the market value of our shares because our President may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

9

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (260,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, may depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market (as a result of Sarbanes-Oxley), require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Prohibition to sell or offer to sell shares in Escrow Account may limit liquidity for a significant period of time.

It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the Escrow Account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, investors may be unable to sell or transfer their shares for up to the maximum period of the escrow, which is 18 months from the date of the effectiveness of the registration statement.

Discretionary use of proceeds; “blank check” offering leads to uncertainty as to future business success.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this Offering, this Offering can be characterized as a “blank check” offering. Although substantially all of the net proceeds of this Offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See “Description of Business.”

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Regulations concerning “blank check” issuers may limit business combinations.

The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “Blue Sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a Blue Sky application has been filed and accepted or where the Shares have been registered. These regulations may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

No operating history or revenue and minimal assets results in no assurance of success.

The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss that will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. Our auditor has issued an opinion that raises substantial doubt about our ability to continue as a going concern in our December 31, 2017 audit. The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the period from June 22, 2017 (inception) through March 31, 2018, the Company has an accumulated deficit of $8,604. Currently, the Company does not have significant cash or any material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The speculative nature of the Company’s proposed operations results in no assurance of success.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the acquired firm and numerous other factors beyond the Company's control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well- financed entities, including venture capital firms, private equity firms and family offices, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company, and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

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No agreement is in place for a business combination or other transaction; there are no standards for a business combination.

The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has no operations to date. Other than issuing shares to its original shareholders and completing the audit of its financial statements, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Continued management control and limited time availability may limit business combinations.

While seeking a business combination, management anticipates devoting between ten and twenty hours per month to the business of the Company. The Company's officers have not entered into a written employment agreement with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See “Directors, Executive Officers, Promoters and Control Persons.”

Conflicts of interest may result in a loss of business or failure to complete a merger or acquisition or do so at less profit.

The Company's officers and directors currently participate and may in the future participate in other business ventures that may compete directly with the Company. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's officers and directors are involved in the management of any firm with which the Company transacts business.

Conflicts may arise relating to the location of any merger/acquisition candidates.

Our officers and directors are not full-time employees of the Company and are actively involved in other business pursuits. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with the Company in the search for a suitable target. To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur. See “Directors, Executive Officers, Promoters and Control Persons.”

Reporting requirements may delay or preclude acquisition.

The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

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Lack of market research or marketing organization may limit business combinations.

The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Lack of diversification may limit future business.

The Company intends to engage in multiple business combinations. However, initially, the Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity in which the Company merges or acquires. If the Company is unable to diversify its activities into a number of areas, that may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

Possible investment company act regulation may increase costs.

Although the Company will be subject to regulation under the Securities Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations that result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such act would subject the Company to material adverse consequences.

Probable change in control and management may result in uncertain management future.

A business combination involving the issuance of the Company's common stock may, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

Reduction of percentage share ownership following a business combination may result in dilution.

The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, could result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and could most likely result in a change in control or management of the Company.

Disadvantages of blank check offering may discourage business combinations.

The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

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Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue Sky considerations may limit sales in certain states.

Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky restrictions upon the ability of new investors to purchase the securities, which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

There is no assurance that shares in the Offering will be sold.

The 1,500,000 shares of common stock to be sold by the Company are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the Shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price means Shares may not reflect fair market value.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

No assurance of successful marketing efforts may result in failure of the business.

In order to find potential merger or acquisition candidates that are looking to merge with or be acquired by a public shell, the Company will rely on personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

No public market for the Company’s securities may limit the liquidity of the Shares.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. If developed, the market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

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Shares eligible for future sale may increase the supply of shares on the market.

All of the 15,000,000 Shares, which are beneficially held by management, have been issued in reliance on the private placement exemption under the Securities Act (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the Company (as that term is defined under the Securities Act) would be entitled to sell such shares. This offering will make a substantial number of the shares owned by management eligible for sale in the future, which may adversely affect the market price of the common stock. Mr. Reithinger, our President, Treasurer and Director and Mr. McCrory, our Secretary and Director, will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act. The Company is a shell company and, as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2). The Company is authorized to issue 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. The issuance of these shares in the future presents the possibility of dilution of existing ownership.

Subscriptions are irrevocable.

Investors’ subscriptions are irrevocable and therefore the investors’ funds may be held in escrow for longer than a year. Investors will receive no return on invested funds because the escrow account will be non-interest bearing.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

Forward-looking statements are projections in respect of future events or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to:

•	ability to obtain sufficient capital to execute our business strategy;
•	ability to continue as a going concern;
•	expectations that we will be able to find suitable acquisition candidates;
•	ability to obtain funding for operations;
•	ability to attract and retain key management personnel and to expand our management team;
•	accuracy of estimates regarding expenses, future revenue, capital requirements, profitability and needs for additional financing;

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled “Risk Factors” set forth in this registration statement, any of which may cause the Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity or performance. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The company is under no duty to update any forward-looking statements after the date of this report to conform these statements to actual results.

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USE OF PROCEEDS

Without realizing the Minimum Offering proceeds, the Company will not be able to commence planned operations and implement its business plan. See “Management's Discussion and Plan of Operation” for further information. In the case that the Offering does not reach the minimum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various acquisition efforts within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering for an acquisition as follows:

	Minimum				50% of Maximum				Maximum
Application of Proceeds	$	% of Total	% of net Proceeds		$	% of Total	% of net Proceeds		$	% of Total	% of net Proceeds

Total Offering Proceeds	$50,000	100%		%	$75,000	100%		%	$150,000	100%		%

Net Offering Proceeds *	$45,000	90%	100%		$67,500	90%	100%		$135,000	90%	100%

Total Use of Proceeds	$50,000	100%		%	$75,000	100%		%	$150,000	100%		%

* Funds remaining after removal of the 10% of the funds invested, which may immediately be delivered to the Company under Rule 419.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all Shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this Offering net of the offering expenses, our net book value will be $149,877 or $0.01 per share. Therefore, the purchasers of the common stock in this Offering will incur an immediate and substantial dilution of approximately $0.09 per share, while our present stockholders will receive an increase of $0.01 per share in the net tangible book value of the shares they hold. This will result in a 90% dilution for purchasers of stock in this offering.

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The following table illustrates the dilution to the purchasers of the common stock in this Offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.10	$0.10
Book Value Per Share Before the Offering	$0.001	$0.001
Book Value Per Share After the Offering	$0.003	$0.008
Net Increase to Original Shareholders	$0.001	$0.007
Decrease in Investment to New Shareholders	$0.097	$0.092
Dilution to New Shareholders (%)	97%	92%

EXISTING SHAREHOLDERS

As of the date of this filing, none of our current officers, directors or shareholders will be selling shareholders in this Offering (the “Existing Shareholders”).

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by five (5) shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in the common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis, utilizing the efforts of Neil Reithinger, the President and Treasurer of the Company, and Christopher McCrory, the Secretary of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Messrs. Reithinger and McCrory. The intended methods of communication include, without limitation, telephone and personal contact. In effort to sell this Offering, no mass advertising methods such as the internet or print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of a subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into the Escrow Account until the offering is closed. There can be no assurance that all, or any, of the Shares will be sold.

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Messrs. Reithinger and McCrory will not receive commissions for any sales originated on the Company's behalf. We believe that Messrs. Reithinger and McCrory are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, they:

1. Are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his or her participation;

2. Are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. Are not an associated person of a broker or dealer; and

4. They meet the conditions of the following:

a. Primarily perform, or intend primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

There can be no assurance that all, or any, of the Shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the Shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements, because any broker-dealer participating in the Offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the Shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the Offering will be sold.

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The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the SEC under the Securities Act, as amended. The Offering proceeds, and the securities to be issued to investors, will be deposited in an account. While held in the Escrow Account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors (except for 10% of the Deposited Funds, which may have been released to the Company upon completion of at least the Minimum Offering).

The proceeds from the sale of the Shares in this Offering should be payable to FinTech Clearing as Agent for the Investors in Sustinere Holdings, Inc. All subscription funds will be held in escrow by the Trustee in the Escrow Account, which will be a non-interest bearing account, pending the achievement of a Minimum Offering of 500,000 Shares of common stock, and no funds shall be released to the Company until such a time as the Minimum Offering is attained, at which time such release shall be limited to 10% of the proceeds for expenses. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section titled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The Offering will terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares being sold by the issuer is completed, (ii) any time after the Minimum Offering of 500,000 shares of common stock is achieved at the discretion of the Board of Directors, or (iii) 180 days from the effective date of this document, or a 180 day extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension.

No interest will be paid to any shareholder or the Company. All subscription funds net of amounts releasable under Rule 419 for expenses (up to 10%) will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated, and no funds shall be released to the Company until such a time as the escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated, net funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The Escrow Agent will continue to receive or hold funds and perform disbursements required or allowed under Rule 419 until either (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, the escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended at the sole discretion of the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days or the second 180 days if the offering period is extended. The fee of the Escrow Agent is (i) $10,000 cash fee and (ii) 87,500 shares of common stock of the Company (see Exhibit 99a). The amount of funds actually collected in the Escrow Account from checks that have cleared the interbank payment system, as reflected in the records of the escrow agent, is the only factor assessed in determining whether the Minimum Offering condition has been met. FinTech Clearing will act as Escrow Agent and Trustee for investors, and it will make the determination based solely on its account records. Investors can purchase common stock in this Offering by completing a subscription agreement (attached hereto as Exhibit 99b) and sending it to the Company together with payment in full. All payments must be made in United States currency either by personal check, bank draft, wire or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five (5) business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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DESCRIPTION OF SECURITIES

Existing Securities

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, $0.0001 par value. As of the date of this prospectus, the Company has issued 16,750,000 shares of common stock to date held by five (5) shareholders of record.

The holders of the Company’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable, and all shares of common stock that are the subject of this Offering, when issued, will be fully paid for and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value. The Company has issued no shares of preferred stock to date.

The preferred stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Company with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount that the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Company and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Company; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Company and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Company upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary, of any other class or series of stock of the Company ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Company, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

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The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

Preemptive Rights

No holder of any shares of the Company has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this Offering, the Company will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

Securities to be Registered

The Company is offering, on self-underwritten basis, 1,500,000 new issue shares of its common stock at a price of $0.10 per share (the “Shares”). All subscription funds will be held in escrow pending the achievement of the Minimum Offering, after which no funds shall be released to the Company, other than 10% which may only be released to the Company for expenses (see “Plan of Distribution”).

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INTEREST OF NAMED EXPERTS AND COUNSEL

Joshua Brinen, Esq., is legal counsel to the Company. Mr. Brinen has provided an opinion on the validity of the common stock to be issued pursuant to this registration statement. Mr. Brinen has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the SEC and eventual listing of the Company’s common stock on the OTCQB.

The financial statements included in this prospectus as of December 31, 2017 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Sustinere, was incorporated in the State of Nevada on June 22, 2017, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares of common stock and preferred stock to its original shareholders, the Company never commenced any operational activities.

The Company was formed by Neil Reithinger for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Reithinger serves as President, Treasurer and Director, and Christopher McCrory serves as Secretary and Director. The directors determined next to proceed with filing a Form S-1.

Mr. Reithinger elected to commence implementation of the Company's principal business purpose, described under “Plan of Operation” below. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time that the Company has successfully implemented its business plan described herein. Shares sold hereunder will be placed into escrow until such time that legal counsel has confirmed that a merger or acquisition has been successfully consummated. While in escrow, the Shares will be held for the benefit of the purchasing shareholder.

As of the date of this Prospectus, the Company has 16,750,000 shares of $0.001 par value common stock issued and outstanding. Of these shares, none will be sold by the Existing Shareholders.

The Company is an emerging growth company under the Jumpstart Our Business Startups (JOBS) Act. The Company shall continue to be deemed an emerging growth company until the earlier of:

(a) the last day of the fiscal year of the Issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;

(b) the last day of the fiscal year of the Issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the Issuer pursuant to an effective registration statement under this title;

(c) the date on which such Issuer has, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such Issuer is deemed to be a ”large accelerated filer,” as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. The statement in the annual reports shall also assess the effectiveness of such internal controls and procedures. The Company believes its internal controls and procedures are not effective due to two identified material weaknesses as follows:

(a) lack of an audit committee; and

(b) limited financial resources and staff and, therefore, limited or no segregation of duties.

Section 404(b) requires that the Company’s registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Sections 14A and B of the Exchange Act, which requires shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Exchange Act. The Company’s operations and corporate offices are located at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260, with a telephone number of (480) 659-6404. The Company’s fiscal year end is December 31.

Description of Property

We use a corporate office located at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260. These offices are also the offices of Neil Reithinger, our President, Treasurer and Director. We do not pay Mr. Reithinger or any of his affiliated entities rent for the use of his offices. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Legal Proceedings

There are no known pending legal or administrative proceedings against the Company.

Market Price and Dividends on the Issuer’s Common Stock

Market Price

As of the date of this prospectus, there is no public market in the Company’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. The Company’s management makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company;

2. There are currently 16,750,000 shares of our common stock held by the affiliated entities of our officers and directors and by three shareholders who are non-affiliates who are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this registration statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholders.

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All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one (1) year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files a Form 10 with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at any time previously has been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one (1) year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (i) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (ii) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for 12 consecutive months; and (iii) one (1) year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, the Company has 16,750,000 shares of $0.001 par value common stock issued and outstanding held by five (5) shareholders of record.

Dividends

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition, results of operations, capital requirements, contractual restrictions, business prospects and other factors that the Board of Directors considers relevant.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This section must be read in conjunction with the audited financial statements included in this prospectus.

Plan of Operation

Sustinere was incorporated on June 22, 2017. The Company intends to acquire assets or shares of an entity actively engaged in business that generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's officers, directors nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements and valuation opinions, if necessary. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes, if applicable and also interview prospective management. In the event that no such assurances are provided, the Company will not move forward with a combination with any target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

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The Company has no full-time employees. The Company’s officers have agreed to allocate a portion of their time to the activities of the Company, without compensation. Management anticipates that the business plan of the Company can be implemented by our officers devoting approximately ten to twenty hours per month to the business affairs of the Company. Consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See “Risk Factors.”

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a Company registered with the SEC under the Exchange Act. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will, upon effectiveness, be required to file periodic reports as required by Item 15(d) of the Exchange Act and intends to file a Form 8-A, registering the company under Section 12(g) of the Exchange Act within 5 business days of the effectiveness of this registration statement, which will register the Company's common shares under the Exchange Act, and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry or geographical location and may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities that have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The intended methods of communication to seek acquisitions include, without limitation, telephone and personal contacts and social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly-registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

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The Company has, and will continue to have for the foreseeable future, no capital with which to provide the owners of business opportunities with any significant cash or other assets. It is management's belief that funds raised from the Offering should be sufficient to merge with or acquire an acquisition target. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees, and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with the Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more, requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the target’s control and knowledge. Thus, they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 10-Ks, Form 10-Qs, Form 8-Ks, agreements, and related reports and documents. If an entity is deemed a shell company, the 8-K, which must be filed upon the completion of a merger or acquisition, requires all of the information normally disclosed in the filing of a Form 10. Once deemed a shell company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the “Exchange Act”), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Neil Reithinger and Christopher McCrory, officers and directors of the Company. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of Messrs. Reithinger and McCrory. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services that may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of its nvestigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.

Management of the Company will rely upon its own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets at this time with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants, and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms but may acquire a venture that is in its preliminary or development stage, is already in operation or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded or may seek other perceived advantages the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

Acquisition Opportunities

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

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It is anticipated that, after the Offering period is closed, our current shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a “shell” company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market that may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called “tax-free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger or acquisition, negotiations with the target company management is expected to focus on the percentage of the Company the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders may hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto; will specify certain events of default; will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after such closing; will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants; will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of a post-effective amendment. The Company will be subject to all of the reporting requirements of the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

27

The Company's officers have verbally agreed that they will advance to the Company any additional funds the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. They have also agreed that such advances will be made interest-free without expectation of repayment until such time that the Company completes a merger or acquisition. There is no minimum or maximum dollar amount of money that they may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by any officer, and the Company will not borrow any funds to make any payments to the Company's management or their affiliates or associates. While this agreement is not binding, it is in our officers’ best interests to continue to advance any funds needed to advance this Offering. They beneficially own a significant number of shares and have already advanced all necessary money required for expenses. It is currently anticipated that our officers will continue to have sufficient funds for these expenses, which are not expected to be significant.

Competition

The Company will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital, private equity and financial concerns with significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Results of Operations, Liquidity and Financial Resources

For the period ending March 31, 2018, we had no revenue. We are a “blank check” company and, therefore, have limited financial resources and no operations until such time that we are able to consummate an acquisition or merger. We had limited cash on hand of $25,696 and a stockholders’ equity of $29,896 as of March 31, 2018. No assurances can be given that we will consummate an acquisition or merger transaction or that such transaction will provide sufficient revenue, achieve a profit, or obtain necessary financing to continue as a going concern.

Going Concern

The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss that will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the three months ending March 31, 2018, the Company has a net loss of $6,749 and accumulated deficit of $8,604. Currently, the Company does not have significant cash or any material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The independent accountant for the Company is MaloneBailey, LLP.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one (1) year and serve until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one (1) year and serve until a successor is duly elected and qualified or until the office is removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position (2)	Period of Service (1)

Neil Reithinger	48	President, Treasurer and Director	Inception – current
Christopher McCrory	46	Secretary and Director	Inception – current

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception and until successors have been elected and qualified. At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Our officers have outside interests and obligations to companies other than the Company. They intend to spend approximately ten to twenty hours per month on the Company's business affairs. At the date of this prospectus, the Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

28

Background of Directors, Executive Officers, Promoters and Control Persons

Mr. Neil Reithinger - President, Treasurer and Director

Mr. Reithinger was appointed President, Treasurer and Director on June 22, 2017. Since 2009, he is the Founder and President of Eventus Advisory Group, LLC, a CFO services and capital advisory firm in Arizona, and is also the President of Eventus Consulting, P.C., a registered CPA firm in Arizona. Mr. Reithinger is an experienced executive with over 22 years of diversified practice in a broad range of industries including life sciences, consumer products, mining, energy services and digital media. Mr. Reithinger has successfully created initiatives to streamline accounting processes and SEC compliance, develop capital market strategies, restructure and optimize operations, and spearhead due diligence for financings and acquisitions. He has strong leadership and administrative skills, experience in building efficient processes, and managing and developing accounting and finance staff. Prior to forming Eventus Advisory Group, LLC, in December 2009, Mr. Reithinger served in various executive management positions including COO & CFO of New Leaf Brands, Inc., a branded beverage company; CEO of Nutritional Specialties, Inc., a nutritional supplement company (that was acquired by Nutraceutical International, Inc., NASDAQ: NUTR); and Chairman, CEO & President of Baywood International, Inc., a publicly-traded nutraceutical company. Prior to that, Mr. Reithinger worked for Bank of America. Mr. Reithinger earned a B.S. in Accounting from the University of Arizona and is a Certified Public Accountant. He is a Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

Mr. Christopher McCrory – Secretary and Director

Mr. McCrory was appointed Secretary and Director on June 22, 2017. He is a Partner with Marigny Corvidae Solutions, a consulting firm. He also serves as an advisor to Cargiverlist, providing consulting and advisory services to small- and medium-sized businesses, since 2015. Mr. McCrory also was a Partner, from 2014 to 2015, with Linder Family Partners, a family office desiring to build a portfolio of companies. Before joining Linder Family Partners, Mr. McCrory worked as PCA Skin’s COO, CFO and Brand Oversight Director from 2008 to 2014. Mr. McCrory’s work at PCA was vital to its growth. His talent for branding, operations and strategy, resulted in double digit compound annual growth and to PCA’s emergence as a major skin care brand. During his time at PCA, the company won multiple awards as a best place to work, a Most Admired Company, and for honesty and integrity in reporting science in their claims. In addition, PCA earned its way onto consecutive Inc. 500/5000 lists. Prior to PCA, Mr. McCrory spent four years as the Director of Professional and Public Education for the Louisiana Organ Procurement Agency (LOPA). During his time at LOPA, he developed a new strategy for working with hospitals and the public, including an overhaul of the organizational structure, leading to record increases in organ donor referrals from hospitals, the number of organ donors, and organ and tissue donation registrations. Mr. McCrory also served in multiple roles with Sazerac Company, Inc., a wine and spirits supplier, holding positions as Brand Manager, Brand Director and Director of Value Chain Management. Mr. McCrory holds a B.A. in Mass Communication from Loyola University, New Orleans, and received his M.B.A. from the University of Kentucky.

Conflicts of Interest

Mr. Reithinger and Mr. McCrory are the officers and directors of Sustinere Holdings, Inc., which is a blank check company.

Our officers and directors will offer the securities of our company on the same basis as any other blank check company in which they are involved and to the same group of intended shareholders. There is, of course, no guarantee that any offering will be subscribed in sufficient quantity to close the Offering, but, in that event, investors will receive their money back and the Offering will be withdrawn. Offers of each company's stock in which each of our officers and directors is a principal will be made immediately upon the SEC deeming it effective and in order of the date on which the registration became effective. Therefore, an offering with the oldest effective date will be closed, before a more recent offering is closed.

Our officers and directors are not full-time employees of the Company and are actively involved in other business pursuits. Moreover, any future blank check companies that are organized by our officers and directors may compete with the Company in the search for a suitable target.

Our officers and directors currently participate and may in the future participate in other business ventures that compete directly with the Company. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's officers and directors are involved in the management of any firm with which the Company transacts business.

29

Board Committees

The Company has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of directors of the Company shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person(s) or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($)	All Other Compensa tion ($)	Total ($)

Neil Reithinger President, Treasurer	2018	-	-	-	-	-	-	-	-

Christopher McCrory Secretary	2018	-	-	-	-	-	-	-	-

Employment Contracts and Officers’ Compensation

We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement may be executed. We do not currently have plans to pay any compensation until such time as the Company generates positive cash flows.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to the Company or for any meetings attended. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Plan and Other Long-Term Incentive Plans

The Company currently does not have an existing or any proposed stock or stock option incentive plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

30

Name	No. of Shares Before	Percentage of Shares Before Offering	No. of Shares After Offering	Percentage of Shares After Offering

Neil Reithinger [1,3,4]	7,500,000	44.8%	7,500,000	41.1%
Christopher McCrory [2,3,4]	7,500,000	44.8%	7,500,000	41.1%

All officers and directors as a group	15,000,000	89.6%	15,000,000	42.2%

Notes

(1)	Mr. Reithinger, our President, Treasurer and Director, beneficially owns 7,500,000 shares of common stock through Eventus Advisory Group, LLC, an entity owned and controlled by Mr. Reithinger.
(2)	Mr. McCrory, our Secretary and Director, beneficially owns 7,500,000 shares of common stock through Walburmac Holdings, LLC, an entity in which he is a member.
(3)	The address of the executive officers and directors is c/o Sustinere Holdings, Inc., 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260.
(4)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (e.g., the power to dispose of or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended March 31, 2018, Mr. Reithinger paid for certain expenses involved with the incorporation of the Company with personal funds and/or funds from Eventus. As of March 31, 2018 and December 31, 2017, these expenses totaled $1,800 and $1,148, respectively, and are recorded as a related party accounts payable on the accompanying balance sheets as of March 31, 2018 and December 31, 2017, respectively.

REPORTS TO SECURITY HOLDERS

1. After this offering, the Company will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, the Company will file periodic and current reports with the SEC as required to maintain “fully reporting” status as required under the Exchange Act. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings will also be available on the SEC's Internet site. The address of that site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws or otherwise, Sustinere Holdings, Inc., has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

31

FINANCIAL STATEMENTS

SUSTINERE HOLDINGS, INC.

FINANCIAL STATEMENTS AS OF MARCH 31, 2018 AND DECEMBER 31, 2017

Page

Financial Statements for March 31, 2018

Balance Sheet	F-1

Statement of Operations	F-2

Statement of Cash Flows	F-3

Notes to Financial Statements	F-4

Financial Statements for December 31, 2017

32

SUSTINERE HOLDINGS, INC.
BALANCE SHEETS
UNAUDITED

	March 31, 2018	December 31, 2017

ASSETS

Current assets:
Cash and cash equivalents	$25,696	$14,973
Prepaid Expenses	-	6,000

Total assets	$25,696	$20,973

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$-	$6,680
Accounts payable to related party	1,800	1,148

Total current liabilities	1,800	7,828

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, zero issued and outstanding, respectively	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized, 16,750,000 and 15,000,000 issued and outstanding, respectively	16,750	15,000
Additional paid-in capital	15,750	-
Accumulated deficit	(8,604)	(1,855)

Total stockholders’ equity	23,896	13,145

Total liabilities and stockholders' equity	$25,696	$20,973

The accompanying footnotes are an integral part of these unaudited financial statements.

F-1

SUSTINERE HOLDINGS, INC.
STATEMENTS OF OPERATIONS
UNAUDITED

For the Three
Months Ended
March 31, 2018

OPERATING EXPENSES
Professional fees	$6,670
General & administrative	79

Total operating expenses	6,749

NET LOSS	$(6,749)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	16,225,000

The accompanying footnotes are an integral part of these unaudited financial statements.

F-2

SUSTINERE HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
UNAUDITED

For the Three
Months Ended
March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,749)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Decrease in prepaid expenses	6,000
(Decrease) in accounts payable and accrued liabilities	(6,680)
Increase in accounts payable to related party	652
Net cash used in operating activities	(6,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock	17,500
Net cash provided by financing activities	17,500

NET CHANGE IN CASH	10,723
CASH AT BEGINNING OF PERIOD	14,973
CASH AT END OF PERIOD	$25,696

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid during the period	$-
Income taxes paid during the period	$-

The accompanying footnotes are in integral part of these unaudited financial statements.

F-3

SUSTINERE HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2018

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

Sustinere Holdings, Inc. (“Sustinere” or the “Company”), was incorporated in the State of Nevada on June 22, 2017, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares of common stock to its original shareholders and selling shares of common stock to certain accredited investors, the Company never commenced any operational activities. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The proposed business activities described herein classify the Company as a “blank check” company. The Company has elected a fiscal year ending of December 31.

The Company was formed by Neil Reithinger for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Reithinger serves as President, Treasurer and Director and Christopher McCrory serves as Secretary and Director.

Mr. Reithinger, President and Director, elected to commence implementation of the Company's principal business purpose, described elsewhere in this Form S-1/A under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time that the Company has successfully implemented its business plan described herein. Shares sold hereunder will be placed into escrow until such time that legal counsel has confirmed that a merger or acquisition has been successfully consummated. While in escrow, the Shares will be held for the benefit of the purchasing shareholder.

As of the date of this Prospectus, the Company has 16,750,000 shares of $0.001 par value common stock issued and outstanding.

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

These unaudited financial statements of the Company have been prepared in accordance with U.S. GAAP, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial statements. Accordingly, they do not contain all information and notes required by U.S. GAAP for annual financial statements. In the opinion of management, the unaudited interim financial statements reflect all adjustments, which include normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of March 31, 2018, and the statements of operations for the three months ended March 31, 2018, and the cash flows for the three months period ended March 31, 2018. The interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2018. These unaudited interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Registration Statement, Form S-1 for the year ended December 31, 2017.

Cash and Cash Equivalents

Cash and cash equivalents as of March 31, 2018 included cash on-hand. Cash equivalents are considered all accounts with an original maturity date within 90 days.

F-4

Going Concern

As of March 31, 2018, the accompanying unaudited financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s net loss for March 31, 2018 was $6,749. Although the Company has minimal expenses and does have sufficient cash resources to meet its operational needs in the twelve months following March 31, 2018, the Company’s business is dependent upon its ability to begin operations and to achieve a level of profitability. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the Company consists of 250,000,000 shares with a $0.001 par value. On November 8, 2017 and September 27, 2017, respectively, Eventus Advisory Group, LLC, an entity owned and controlled by our President, Treasurer and Director, and Walburmac Holdings, LLC, an entity in which our Secretary and Director is a Managing Director, each invested $7,500 to purchase 7,500,000 shares of common stock at $0.001.

On January 5, 2018, the Company sold 750,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $7,500.

On February 12 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

On February 13, 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

There were 16,750,000 and 15,000,000 common shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.

Preferred Stock

The authorized preferred stock of the Company consists of 10,000,000 shares with a $0.001 par value. There was no preferred stock outstanding as of March 31, 2018 or December 31, 2017.

NOTE 4 – RELATED PARTIES

Upon formation of the Company on June 22, 2017, Mr. Neil Reithinger was appointed President, Treasurer and Director and Mr. Christopher McCrory was appointed Secretary and Director, respectively, of the Company. Messrs. Reithinger and McCrory are the sole directors and officers of the Company.

During the period ended March 31, 2018, Mr. Reithinger paid for certain expenses involved with the incorporation of the Company with personal funds and/or funds from Eventus. As of March 31, 2018 and December 31, 2017, these expenses totaled $1,800 and $1,148, respectively, and are recorded as a related party accounts payable on the accompanying balance sheets as of March 31, 2018 and December 31, 2017, respectively.

The office space used by the Company is provided by Eventus at no charge.

On November 8, 2017 and September 27, 2017, respectively, Eventus Advisory Group, LLC, an entity owned and controlled by our President, Treasurer and Director, and Walburmac Holdings, LLC, an entity in which our Secretary and Director is a Managing Director, each invested $7,500 to purchase 7,500,000 shares of common stock at $0.001.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined that there were no subsequent events to report after the period ended March 31, 2018.

F-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sustinere Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Sustinere Holdings, Inc. (the “Company”) as of December 31, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 22, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from June 22, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a loss from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 1, 2018

We have served as the Company's auditor since 2017.

F-6

SUSTINERE HOLDINGS, INC.
BALANCE SHEET

December 31, 2017

ASSETS

Current assets:
Cash and cash equivalents	$14,973
Prepaid expenses	6,000

Total assets	$20,973

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$6,680
Accounts payable to related party	1,148

Total current liabilities	7,828

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, zero issued and outstanding	-
Common stock, $0.001 par value; 250,000,000 shares authorized, 15,000,000 issued and outstanding	15,000
Accumulated deficit	(1,855)

Total stockholders’ equity	13,145

Total liabilities and stockholders' equity	$20,973

The accompanying footnotes are in integral part of these financial statements.

F-7

SUSTINERE HOLDINGS, INC.
STATEMENT OF OPERATIONS

From Inception
(June 22, 2017) to
December 31, 2017

OPERATING EXPENSES
General & administrative	$1,855

Total operating expenses	1,855

NET LOSS	$(1,855)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,781,250

The accompanying footnotes are in integral part of these financial statements.

F-8

SUSTINERE HOLDINGS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

From inception (June 22, 2017)	-	$-	$-	$-	$-

Common stock issued for cash	15,000,000	15,000	-	-	15,000

Net loss				(1,855)	(1,855)
Balance at December 31, 2017	15,000,000	$15,000	$-	$(1,855)	$13,145

The accompanying footnotes are in integral part of these financial statements.

F-9

SUSTINERE HOLDINGS, INC.
STATEMENT OF CASH FLOWS

From Inception
(June 22, 2017) to
December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,855)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued liabilites	6,680
Accounts payable to related party	1,148
Prepaid Expenses	(6,000)
Net cash used in operating activities	(27)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of common stock	15,000
Net cash provided by financing activities	15,000

NET CHANGE IN CASH	14,973
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$14,973

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid during the period	$-
Income taxes paid during the period	$-

The accompanying footnotes are in integral part of these financial statements.

F-10

SUSTINERE HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2017

NOTE 1 - NATURE OF BUSINESS

Sustinere Holdings, Inc. (“Sustinere” or the “Company”), was incorporated in the State of Nevada on June 22, 2017, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares of common stock to its original shareholders and selling shares of common stock to certain accredited investors, the Company never commenced any operational activities. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The proposed business activities described herein classify the Company as a “blank check” company. The Company has elected a fiscal year ending of December 31.

The Company was formed by Neil Reithinger for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Reithinger serves as President, Treasurer and Director and Christopher McCrory serves as Secretary and Director. The directors determined next to proceed with filing a Form S-1.

Mr. Reithinger, President and Director, elected to commence implementation of the Company's principal business purpose, described elsewhere in this Form S-1 under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time that the Company has successfully implemented its business plan described herein. Shares sold hereunder by the Selling Shareholders will be placed into escrow until such time that legal counsel has confirmed that a merger or acquisition has been successfully consummated. While in escrow, the Shares will be held for the benefit of the purchasing shareholder.

As of the date of this Prospectus, the Company has 16,750,000 shares of $0.001 par value common stock issued and outstanding.

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) for financial information and in accordance with Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results of the Company.

Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2017 included cash on-hand. Cash equivalents are considered all accounts with an original maturity date within 90 days.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The current economic environment has increased the degree and uncertainty inherent in these estimates and assumptions.

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Fair Value Measurements

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The estimated fair value of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that be used to measure fair value:

•	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
•	Level 2: Observable inputs that are based on inputs not quoted on active markets, but corroborated by market data.
•	Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible, and considers credit risk in its assessment of fair value. The Company's financial liabilities are measured at fair value and include its accounts payable and accrued expenses. These liabilities are subject to the measurement and disclosure requirements of ASC 820 and are considered to be Level 3 inputs.

Income Tax Provision

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes (“ASC 740”). The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2017, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. As the Company incurred net losses for the year ended December 31, 2017, no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive. Since the Company has no common stock equivalent, the basic and dilutive net loss per share were the same.

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Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company has evaluated the provisions of this ASU and determined that, since it has no revenue, there is no impact on our results of operations, cash flows or financial condition.

Going Concern

As of December 31, 2017, the accompanying audited financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s net loss for December 31, 2017 was $1,855. Although the Company has minimal expenses and does have sufficient cash resources to meet its operational needs in the twelve months following December 31, 2017, the Company’s business is dependent upon its ability to begin operations and to achieve a level of profitability. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the Company consists of 250,000,000 shares with a $0.001 par value. On November 8, 2017 and September 27, 2017, respectively, Eventus Advisory Group, LLC, an entity owned and controlled by our President, Treasurer and Director, and Walburmac Holdings, LLC, an entity in which our Secretary and Director is a Managing Director, each invested $7,500 to purchase 7,500,000 shares of common stock at $0.001.

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There were 15,000,000 common shares issued and outstanding as of December 31, 2017.

Preferred Stock

The authorized preferred stock of the Company consists of 10,000,000 shares with a $0.001 par value. There was no preferred stock outstanding as of December 31, 2017.

NOTE 4 – RELATED PARTIES

Upon formation of the Company on June 22, 2017, Mr. Neil Reithinger was appointed President, Treasurer and Director and Mr. Christopher McCrory was appointed Secretary and Director, respectively, of the Company. Messrs. Reithinger and McCrory are the sole directors and officers of the Company.

During the period ended December 31, 2017, Mr. Reithinger paid for certain expenses involved with the incorporation of the Company with personal funds and/or funds from Eventus. As of December 31, 2017, these expenses totaled $1,148 and are recorded as a related party accounts payable on the accompanying balance sheet as of December 31, 2017.

The office space used by the Company is provided by Eventus at no charge.

On November 8, 2017 and September 27, 2017, respectively, Eventus Advisory Group, LLC, an entity owned and controlled by our President, Treasurer and Director, and Walburmac Holdings, LLC, an entity in which our Secretary and Director is a Managing Director, each invested $7,500 to purchase 7,500,000 shares of common stock at $0.001.

NOTE 5 - INCOME TAXES

Any net loss carryforward may be subject to the 382 limitation upon a change in control as defined therein. As of December 31, 2017, the net loss carryforward for the Company was $631, which was subject to a Federal Tax rate of 21%. Management has determined the realization of a deferred tax asset is not assured and, therefore, the total amount is offset by a valuation allowance, resulting in a zero net deferred income tax asset.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ASC 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income, the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2017 applicable under ASC 740. As a result of the adoption of ASC 740, we did not recognize any adjustment to the liability for uncertain tax positions and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined the following:

On January 5, 2018, the Company sold 750,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $7,500.

On February 13, 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

On February 13, 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

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Dealer Prospectus Delivery Obligation

Until ________________, 2018 all dealers that effect transactions in these securities whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with the sale of the common stock being registered. The Company has agreed to pay all costs and expenses in connection with this Offering. Our current shareholders, officers and directors are the source of the funds for the costs of the Offering. They have no agreement in writing to pay the expenses of this Offering on behalf of the Company and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting and Auditing Fees	$9,000
Escrow Fees*	$-
Registration Fee	$19
Total	$14,019

* The Company is paying the $10,000 escrow fee out of existing cash prior to the Offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception of the Company through the date of this S-1, Sustinere Holdings, Inc., issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On November 8, 2017 and September 27, 2017, respectively, Eventus Advisory Group, LLC, an entity owned and controlled by our President, Treasurer and Director, and Walburmac Holdings, LLC, an entity in which our Secretary and Director is a Managing Director, each invested $7,500 to purchase 7,500,000 shares of common stock at $0.001.

On January 5, 2018, the Company sold 750,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $7,500.

On February 13, 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

On February 13, 2018, the Company sold 500,000 shares of common stock to an accredited investor at $0.01 for aggregate cash proceeds of $5,000.

For the above sales of securities, the Company relied upon Section 4(a)(2) of the Securities Act of 1933. At the time of the issuance, purchasers were in possession of all available material information about us, were the only officers and directors of the Company at the time and/or were known personally by our officers and directors. On the basis of these facts, the Company claims that the issuance of stock to its founding shareholders qualifies for the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

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The Company believes that the exemption from registration for these sales under Section 4(a)(2) was available because:

•	They were an executive officer or director of the Company and thus had fair access to all material information about the Company before investing;

•	There was no general advertising or solicitation; and

•	The shares bear a restrictive transfer legend.

The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Index of Exhibits

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws
a)Articles of Incorporation
b) Bylaws

5.1	Opinion of Joshua Brinen, Esq.

23.1	Consent of Independent Auditor

99	Additional Exhibits
a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

a. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

b. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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iii. The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUSTINERE HOLDINGS, INC.

By:	/s/ Neil Reithinger
Neil Reithinger
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date: July 24, 2018

By:	/s/ Christopher McCrory
Christopher McCrory
Secretary
Date: July 24, 2018

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ Neil Reithinger
Neil Reithinger
Director
Date: July 24, 2018

By:	/s/ Christopher McCrory
Christopher McCrory
Director
Date: July 24, 2018

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